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                                                                   Exhibit 10.13


                                                  This document constitutes part
                                                  of a prospectus covering
                                                  securities that have been
                                                  registered under the
                                                  Securities Act of 1933.

         OPTION AGREEMENT, dated as of October 17, 2001, between GERALD J. ANGELI (the "Optionee"), with a business address at c/o Concord Camera Corp., 4000 Hollywood Boulevard, Suite 650N, Hollywood, Florida 33021, and CONCORD CAMERA CORP., a New Jersey corporation ("Concord").

         WHEREAS, the Optionee is presently employed by Concord or a subsidiary thereof (collectively, the "Concord Group of Companies"); and

         WHEREAS, the Optionee has tendered an eligible option to Concord in exchange for the Option described herein, pursuant to Concord's offer to exchange outstanding stock options with an exercise price of more than $7.00 per share for new options to purchase 75% of the shares that were subject to the outstanding eligible option at an exercise price of $5.97 per share; and

         WHEREAS, Concord is desirous of increasing the incentive of the Optionee to exert his utmost efforts to contribute to the future success and prosperity of the Concord Group of Companies.

         NOW, THEREFORE, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Concord hereby grants to the Optionee the right and option (the "Option") to purchase an aggregate of 67,500 shares (the "Option Shares") of Concord's no par value common stock (the "Common Stock") which Option is not intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Cancellation of Prior Option. The Optionee has delivered to Concord and Concord hereby acknowledges receipt of an option to purchase up to 90,000 shares of Common Stock, originally granted to Optionee as of April 17, 2000. The foregoing option has been cancelled and is replaced with the Option described herein.

         3. Purchase Price. The purchase price (the "Purchase Price") of the Option Shares shall be $5.97 per share, subject to adjustment pursuant to
Section 7.

         4. Time of Exercise.

         (a) The Option shall become exercisable, on a cumulative basis, as to 22,500 Option Shares on the date hereof, as to an additional 22,500 Option Shares on April 17, 2002, and as to the remaining 22,500 Option Shares on April 17, 2003.



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         (b) The Option shall expire and shall not be exercisable after April
16, 2010, unless it expires or terminates sooner pursuant to Section 5.

         5. Exercise of Option after Termination of Employment.

         (a) If the employment of the Optionee with a member of the Concord Group of Companies is terminated voluntarily by the Optionee without the consent of such employer or for "Cause" (as hereinafter defined), and immediately after such termination the Optionee is not then employed by any other member of the Concord Group of Companies, the Option to the extent not theretofore exercised shall expire forthwith. For purposes of this Option Agreement, "Cause" shall mean "Cause" as defined in any employment agreement ("Employment Agreement") between the Optionee and his employer, and, in the absence of an Employment Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean: (i) any continued failure by the Optionee to obey the reasonable instructions of the President, Managing Director or the Board of Directors of his employer; (ii) continued neglect by the Optionee of his duties and obligations as an employee of his employer, or a failure to perform such duties and obligations to the reasonable satisfaction of the President, Managing Director or the Board of Directors of his employer; (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of any of the Concord Group of Companies including without limitation conviction of a felony, embezzlement or misappropriation of funds or conviction of any act of fraud; or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

         (b) If the Optionee's employment with a member of the Concord Group of Companies is terminated other than (i) by reason of death, (ii) voluntarily by the Optionee without the consent of his employer, or (iii) for Cause, and immediately after such termination the Optionee is not then employed by any other member of the Concord Group of Companies, the Option may be exercised at any time within three months after such termination, subject to the provisions of Section 5(d). The Option, to the extent unexercised, shall expire on the day three months after the termination of the Optionee's employment with the member of the Concord Group of Companies. For the purposes of this Option Agreement, the retirement of the Optionee either pursuant to a pension or retirement plan adopted by his employer or on the normal retirement date prescribed from time to time by his employer, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee.

         (c) If the Optionee dies (i) while employed by a member of the Concord Group of Companies or (ii) within three months after the termination of his employment other than voluntarily by the Optionee without the consent of his employer or for Cause, the Option may be exercised at any time within six months after the Optionee's death, subject to the provisions of Section 5(d). The Option, to the extent unexercised, shall expire six months after the Optionee's death.


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         (d) The Option may not be exercised pursuant to this Section 5 except to the extent that the Optionee was entitled to exercise the Option at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised after the date specified in Section 4(b).

         6. Leave of Absence.

         In the event the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government), the Optionee shall be considered as remaining in the employ of his employer for 90 days or such longer period as may be determined by the Board of Directors of his employer.

         7. Adjustment upon Changes in Capitalization.

         (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors of Concord in the aggregate number of Option Shares and Purchase Price. If Concord is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Concord are sold or exchanged, the Optionee shall thereupon be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Option Shares covered by the Option; provided, however, that if any of such events occur, the Board of Directors of Concord shall have the discretionary power to prevent the Option from being disqualified as an incentive stock option if it otherwise would have qualified as such.

         (b) Any adjustment under this Section 7 in the aggregate number of Option Shares and Purchase Price shall apply proportionately to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         8. Method of Exercising Option.

         (a) The Option shall be exercised by the delivery by Optionee to Concord at its principal office (or at such other address as may be established by Concord's Board of Directors) of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the Purchase Price of such shares. Payment of the Purchase Price for such shares of Common Stock may be made: (i) in U.S. dollars by delivery of cash or personal check, bank draft or money order payable to the order of Concord or by money transfers or direct account debits; (ii) by delivery of certificates representing shares of Common Stock having a fair market value (as defined below) equal to the Purchase Price; (iii) pursuant to a broker-assisted "cashless exercise" program if established by Concord; or (iv) by any combination of the methods of payment described in (i) through (iii) above.



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         (b) For purposes hereof, the fair market value of a share of Common
Stock on a particular day shall be the closing price for the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on such day (or if there were no sales on such day, on the next preceding date on which such closing price was recorded).

         9. Withholding. Concord's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of any applicable federal, state and local withholding tax. Concord shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of Concord's Board of Directors or any committee thereof to disapprove any such election and require the withholding tax in cash, the Optionee shall have the right to elect to pay the withholding tax with shares of Common Stock to be received upon exercise of the Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made.

         10. Representations.

         (a) Unless prior to the exercise of the Option the shares of Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to the Option shall be accompanied by a representation or agreement of the Optionee to Concord to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by Concord, unless, in the opinion of counsel to Concord, such representation, agreement or documentation is not necessary to comply with the Securities Act. If appropriate, certificate(s) for the Option Shares issued upon the exercise of the Option shall bear a legend reciting that such Option Shares may only be transferred if there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act unless, in the opinion of counsel to Concord, such registration is not required. Concord may also issue "stop transfer" instructions with respect to Option Shares acquired by the exercise of the Option.

         (b) Concord shall not be obligated to issue or sell any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed and until and unless, in the opinion of counsel to Concord, Concord may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. Concord shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.



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         11. Option Cannot be Transferred. Unless otherwise agreed to by
Concord, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Section 11 is void ab initio. The Option shall not be subject to execution, attachment or other process.

         12. No Rights in Option Shares. The Optionee shall have none of the rights as a shareholder with respect to any Option Shares until such Option Shares shall be issued to him upon exercise of the Option.

         13. Not a Contract of Employment. Nothing contained herein shall confer upon the Optionee any right to remain in the employ of any member of the Concord Group of Companies.

         14. Miscellaneous. This Option Agreement cannot be changed or terminated orally. This Option Agreement contains the entire agreement between the parties relating to the subject matter hereof. This Option Agreement has been executed in the State of Florida and shall be governed by and construed in accordance with the laws of Florida. The paragraph and section headings herein are intended for convenience of reference only and shall not affect the interpretation hereof.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

                                       CONCORD CAMERA CORP.


                                       By: /s/ Harlan I. Press
                                          --------------------------------------
                                            Harlan I. Press
                                            Vice President and Treasurer


                                       OPTIONEE:

                                       /s/ Gerald J. Angeli
                                       -----------------------------------------
                                       GERALD J. ANGELI




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